                                                                               .
                                                                               .
                                                                               .
(Dollars in 000's)                                                 Exhibit 12.1



                                                Three months                      Years Ended
                                                   ended       ------------------------------------------------------
                                                 3/31/2004       2003        2002        2001       2000       1999
                                                ------------   --------    --------    --------   --------   --------
Income (loss) before minority interests          $   (1,888)   $ (1,012)   $    (66)   $  6,816   $ 19,205   $ 28,150


Fixed charges
-------------
Interest expense, net                                 6,759      30,299      31,095      33,008     34,072     29,157
                                                 ----------    --------    --------    --------   --------   --------

      Total fixed charges                        $    6,759    $ 30,299    $ 31,095    $ 33,008   $ 34,072   $ 29,157
                                                 ----------    --------    --------    --------   --------   --------

Earnings before fixed charges                    $    4,871    $ 29,287    $ 31,029    $ 39,824   $ 53,277   $ 57,307
                                                 ==========    ========    ========    ========   ========   ========



          Ratio of earnings/fixed charges              0.72        0.97        1.00        1.21       1.56       1.97
                                                 ==========    ========    ========    ========   ========   ========



Preferred dividends                              $    1,887    $  6,823    $  6,531    $  6,531   $  6,531   $  6,531
                                                 ----------    --------    --------    --------   --------   --------

Fixed charges, including preferred dividends     $    8,646    $ 37,122    $ 37,626    $ 39,539   $ 40,603   $ 35,688
                                                 ==========    ========    ========    ========   ========   ========



          Ratio of earnings/fixed charges &
            preferred dividends                        0.56        0.79        0.82        1.01       1.31       1.61
                                                 ==========    ========    ========    ========   ========   ========

